Exhibit 3.2

BY-LAWS

OF

VOYAGER PHARMACEUTICAL CORPORATION

Original Adopted February 13, 2001 as Angel Care, Inc.

Table of Contents

ARTICLE I	OFFICES	1

ARTICLE II	MEETINGS OF STOCKHOLDERS	1
1.	Annual Meeting	1
2.	Special Meetings	1
3.	Notice of Meetings	1
4.	Waiver of Notice	1
5.	Organization	2
6.	Tellers	2
7.	Stockholders Entitled to Vote	2
8.	Quorum and Adjournment	2
9.	Order of Business	3
10.	Vote of Stockholders	3
11.	Consent of Stockholders in Lieu of Meeting	3

ARTICLE III	BOARD OF DIRECTORS	4
1.	Election and Term	4
2.	Qualification	4
3.	Number	4
4.	General Powers	4
5.	Place of Meetings	4
6.	Organization Meeting	4
7.	Regular Meetings	4
8.	Special Meetings; Notice and Waiver of Notice	5
9.	Organization of Meetings	5
10.	Quorum and Manner of Acting	5
11.	Voting	6
12.	Action Without a Meeting	6
13.	Resignations	6
14.	Removal of Directors	6
15.	Filling of Vacancies	6

ARTICLE IV	COMMITTEES	6
1.	Constitution and Powers	6
2.	Place of Meetings	6
3.	Meetings; Notice and Waiver of Notice	6
4.	Organization of Meetings	7
5.	Quorum and Manner of Acting	7
6.	Voting	7
7.	Records	7
8.	Vacancies	7
9.	Executive Committee	8

ARTICLE V	THE OFFICERS	8
1.	Officers’ Qualifications	8

i

2.	Term of Office; Vacancies	8
3.	Removal of Elected Officers	8
4.	Resignations	8
5.	Officers Holding More than One Office	8
6.	The Chairman of the Board	8
7.	The President	9
8.	The Vice Chairmen of the Board	9
9.	The Executive Vice Presidents	9
10.	The Senior Vice Presidents	9
11.	The Vice Presidents	9
12.	The Secretary	9
13.	The Treasurer	10
14.	Additional Duties and Authority	10
15.	Compensation	10

ARTICLE VI	STOCK AND TRANSFER OF STOCK	10
1.	Stock Certificates	10
2.	Transfers of Stock	11
3.	Lost Certificates	11
4.	Determination of Holders of Record for Certain Purposes	11

ARTICLE VII	CORPORATE SEAL	11
1.	Seal	11
2.	Affixing and Attesting	11

ARTICLE VIII	MISCELLANEOUS	12
1.	Fiscal Year	12
2.	Signatures on Negotiable Instruments	12
3.	References	12

ARTICLE IX	INDEMNIFICATION AND INSURANCE	12
1.	Indemnification	12
2.	Written Request for Indemnification	13
3.	Recovery of Unpaid Claims	13
4.	Binding Effect of Determination	14
5.	Procedures and Presumptions Binding	14
6.	Rights Not Exclusive	14
7.	Insurance	14
8.	Grant of Rights of Indemnification and Advance Payment of Expenses	14
9.	Severability	14
10.	Defined Terms	15
11.	Notices	15

ARTICLE X	AMENDMENTS	15

ii

ARTICLE I

OFFICES

Except as otherwise provided by law, the Corporation may establish or discontinue, from time to time, such offices and places of business within or without the State of Delaware as the Board of Directors may deem proper for the conduct of the business of the Corporation.

ARTICLE II

MEETINGS OF STOCKHOLDERS

1. Annual Meeting. The annual meeting of the holders of shares of such classes or series of stock as are entitled to notice thereof and to vote thereat pursuant to the provisions of the Certificate of Incorporation (hereinafter called the “Annual Meeting of Stockholders”) for the purpose of electing directors and transacting such other business as may come before it shall be held in each year at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

2. Special Meetings. In addition to such special meetings as are provided for by law or by the Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of stock may be called at any time by the Chairman of the Board, President, Treasurer or a majority of the Board of Directors upon written request to the Secretary of the Corporation, and may be held at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

3. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders shall be given either by delivering a notice personally or mailing a notice to each stockholder of record entitled to vote thereat. If mailed, the notice shall be directed to the stockholder in a postage prepaid envelope at such stockholder’s address as it appears on the stock books of the Corporation unless, prior to the time of mailing, such stockholder shall have filed with the Secretary a written request that notices intended for such stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall state the purpose or purposes for which the meeting is called, the date and time when, and the place where, it is to be held, and shall be delivered personally or mailed not more than sixty (60) days and not less than ten (10) days before the day of the meeting. Except as otherwise provided by law, the business which may be transacted at any such meeting of stockholders shall consist of and be limited to the purpose or purposes so stated in such notice. The Secretary or an Assistant Secretary or the Transfer Agent of the Corporation shall, after giving such notice, make an affidavit stating that notice has been given, which shall be filed with the minutes of such meeting.

4. Waiver of Notice. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or the By-Laws, a waiver thereof in writing or by telegraph, cable or other form of recorded communication, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any meeting of stockholders, need be specified in any waiver of notice unless so required by the Certificate of Incorporation.

5. Organization. The Chairman of the Board shall act as chairman at all meetings of stockholders at which the Chairman is present, and as such chairman shall call such meetings of stockholders to order and preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, or if there is no Chairman of the Board, the duties otherwise provided in this Section 5 of Article II to be performed by the Chairman at such meeting shall be performed at such meeting by the officer prescribed by Section 6 of Article V. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in the absence of the Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting.

6. Tellers. All votes by ballot at any meeting of stockholders may, if the chairman of the meeting so directs, be conducted by one or two tellers who need not be stockholders and who may be officers, who shall, except as otherwise provided by law, be appointed for that purpose by the chairman of the meeting. The teller or tellers shall decide upon the qualifications of voters, count the votes and declare the result.

7. Stockholders Entitled to Vote. The Board of Directors may fix in advance a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of stockholders, or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, or to give such consent or express such dissent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent or express such dissent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. The Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place, specified in the notice of the meeting, within the city where the meeting is to be held, or, if not so specified, at the principal office of the Corporation. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

8. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting present in person or by proxy without regard to class or series shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, the holders of a majority of such shares of stock present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned, provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

9. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote without regard to class or series at the meeting.

10. Vote of Stockholders. Except as otherwise permitted by law or by the Certificate of Incorporation or the By-Laws, all action by stockholders shall be taken at a stockholders’ meeting. Every stockholder of record, as determined pursuant to Section 7 of this Article II, and who is entitled to vote, shall, except as otherwise expressly provided in the Certificate of Incorporation with respect to any class or series of stock, be entitled at every meeting of the stockholders to one vote for every share of stock standing in his name on the books of the Corporation. Every stockholder entitled to vote or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy duly appointed by an instrument in writing, subscribed by such stockholder and executed not more than three (3) years prior to the meeting, unless the instrument provides for a longer period. The attendance at any meeting of stockholders of a stockholder who may theretofore have given a proxy shall not have the effect of revoking such proxy unless such stockholders shall in writing so notify the secretary of the meeting prior to the voting of the proxy. Unless otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise provided by law, by the Certificate of Incorporation or by Section 14 of Article III, all elections of directors and all questions shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question.

11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken, or which may be taken, at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted; provided, that prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

1. Election and Term. Except as otherwise provided by law or by the Certificate of Incorporation, and subject to the provisions of Sections 13, 14 and 15 of this Article III, directors shall be elected at the Annual Meeting of Stockholders to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

2. Qualification. A director need not be a stockholder of the Corporation. Acceptance of the office of director may be expressed orally or in writing.

3. Number. The number of directors may be fixed from time to time by resolution of the Board of Directors but shall not be less than two (2) nor more than seven (7).

4. General Powers. The business, properties and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors, which, without limiting the generality of the foregoing, shall have power to elect and appoint officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation, and over its seal, without specific authority in each case, and, by resolution adopted by a majority of the whole Board of Directors, to appoint committees of the Board of Directors in addition to those appointed pursuant to Article IV hereof, the membership of which may consist of one or more directors, and which may advise the Board of Directors with respect to all matters relating to the conduct of the Corporation’s business. The Board of Directors may designate one or more directors as alternate members of any committee, including those appointed pursuant to Article IV hereof, who may replace any absent or disqualified member at any meeting of the committee. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law or by the Certificate of Incorporation.

5. Place of Meetings. Meetings of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors.

6. Organization Meeting. A newly elected Board of Directors shall meet and organize, and also may transact any other business which might be transacted at a regular meeting thereof, as soon as practicable after each Annual Meeting of Stockholders, at the place at which such meeting of stockholders took place, without notice of such meeting, provided a majority of the whole Board of Directors is present. If such a majority is not present, such organization meeting may be held at any other time or place which may be specified in a notice given in the manner provided in Section 8 of this Article III for special meetings of the Board of Directors, or in a waiver of notice thereof.

7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

8. Special Meetings; Notice and Waiver of Notice. Special meetings of the Board of Directors shall be called by the Secretary on the request of the Chairman of the Board, the President or a Vice Chairman of the Board, or on the request in writing of a majority of the directors stating the purpose or purposes of such meeting. Notice of any special meeting shall be in form approved by the Chairman of the Board, the President or a Vice Chairman of the Board, as the case may be. Notices of special meetings shall be mailed to each director, addressed to such director’s residence or usual place of business, not later than two (2) days before the day on which the meeting is to be held, or shall be sent to such director at such place by telegraph, cable or other form of recorded communication or be delivered personally or by telephone, not later than the day before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any director if such director shall sign a written waiver thereof either before or after the time stated therein, or if such director shall attend a meeting, except when such director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or by the By-Laws. Unless limited by law, by the Certificate of Incorporation or by the By-Laws, any and all business may be transacted at any special meeting.

9. Organization of Meetings. The Chairman of the Board shall preside at all meetings of the Board of Directors at which the Chairman is present. If the Chairman of the Board shall be absent from any meeting of the Board of Directors, or if there is no Chairman of the Board, the duties otherwise provided in this Section 9 of Article III to be performed by the Chairman at such meeting shall be performed at such meeting by the officer prescribed by Section 6 of Article V. If no such officer is present at such meeting, one of the directors present shall be chosen by the members of the Board of Directors present to preside at such meeting. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors, and in the absence of the Secretary a temporary secretary shall be appointed by the chairman of the meeting.

10. Quorum and Manner of Acting. Except as otherwise provided by Section 6 of this Article III, at every meeting of the Board of Directors a majority of the total number of directors constituting the whole Board of Directors shall constitute a quorum but in no event shall a quorum be constituted by less than one (1) director. Except as otherwise provided by law or by the Certificate of Incorporation, or by Section 15(a) of this Article III, or by Section I or Section 8 of Article IV, or by Article X, the act of a majority of the directors present at any such meeting, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by a member of the Board of Directors in a meeting pursuant to this Section 10 of Article III shall constitute his presence in person at such meeting.

11. Voting. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of the Board of Directors so requests at the time.

12. Action Without a Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

13. Resignations. Any director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

14. Removal of Directors. Any director may be removed, either for or without cause, by action of the holders of a majority of the outstanding shares of stock entitled to vote thereon either at a meeting of the holders of such shares or, without a meeting by their written consents thereto.

15. Filling of Vacancies. Except as otherwise provided by law and the Certificate of Incorporation, in case of any increase in the number of directors, or of any vacancy in the Board of Directors, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled, either (a) by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors though the remaining directors be less than the quorum provided in Section 10 of this Article III, or by a sole remaining director, or (b) by the stockholders entitled to vote thereon, either at an Annual Meeting of Stockholders or at a special meeting of stockholders called for that purpose. The directors so chosen shall hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

ARTICLE IV

COMMITTEES

1. Constitution and Powers. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint one or more committees of the Board of Directors, which committees shall have such powers and duties as the Board of Directors shall properly determine. No such committee of the Board of Directors shall be composed of fewer than one (1) director.

2. Place of Meetings. Meetings of any committee of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors or such committee.

3. Meetings; Notice and Waiver of Notice. Regular meetings of any committee of the Board of Directors shall be held at such times as may be determined by resolution either of the Board of Directors or of such committee and no notice shall be required for any regular meeting. Special meetings of any committee shall be called by the secretary thereof upon request of any two members thereof. Notices of special meetings shall be mailed to each member, addressed to such member’s residence or usual place of business, not later than two (2) days before the day on which the meeting is to be held, or shall be sent to such member at such place by telegraph, cable or any other form of recorded communication, or be delivered personally or by telephone, not later than the day before such day of meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee, need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or the By-Laws. Notices of any such meeting need not be given to any member of any committee, however, if waived by such member as provided in Section 8 of Article III, and the provisions of such Section 8 with respect to waiver of notice of meetings of the Board of Directors shall apply to meetings of any committee as well.

4. Organization of Meetings. The most senior officer of the Corporation present, if any be members of the committee, and, if not, the director present who has served the longest as a director, except as otherwise expressly provided by the Board of Directors or the committee, shall preside at all meetings of any committee. The Secretary of the Corporation, except as otherwise expressly provided by the Board of Directors, shall act as secretary at all meetings of any committee and in the absence of the Secretary a temporary secretary shall be appointed by the chairman of the meeting.

5. Quorum and Manner of Acting. A majority of the members of any committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present, shall be the act of such committee. In the absence of a quorum, a majority of the members of any committee present, or, if two or fewer members shall be present, any member of the committee present or the Secretary, may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. The provisions of Section 10 of Article III with respect to participation in a meeting of a committee of the Board of Directors and the provisions of Section 12 of Article III with respect to action taken by a committee of the Board of Directors without a meeting shall apply to participation in meetings of and action taken by any committee.

6. Voting. On any question on which any committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of such committee so requests.

7. Records. All committees shall keep minutes of their acts and proceedings, which shall be submitted at the next regular meeting of the Board of Directors unless sooner submitted at an organization or special meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

8. Vacancies. Any vacancy among the appointed members or alternate members of any committee of the Board of Directors may be filled by affirmative vote of a majority of the whole Board of Directors.

9. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate two or more of its members to constitute an Executive Committee which to the extent provided in such resolution shall have and exercise the authority of the Board of Directors in the management and business of the Company. Vacancies in the membership of the Executive Committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

ARTICLE V

THE OFFICERS

1. Officers’ Qualifications. The elected officers of the Corporation shall be a President, Secretary and Treasurer and may also include a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents and one or more Vice Presidents. The elected officers shall be elected by the Board of Directors. The Chairman of the Board, the President and each Vice Chairman of the Board shall be selected from the directors. Assistant Secretaries, Assistant Treasurers and such other officers as may be deemed necessary or appropriate may be appointed by the Board of Directors or may be appointed pursuant to Section 7 of this Article V.

2. Term of Office; Vacancies. So far as is practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year, and except as otherwise provided in Sections 3 and 4, and subject to the provisions of Section 6, of this Article V, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualified or until their earlier resignation or removal. All appointed officers shall hold office during the pleasure of the Board of Directors and the President. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

3. Removal of Elected Officers. Any elected officer may be removed at any time, either for or without cause, by action of the Board of Directors, at any regular meeting or at any special meeting called for the purpose.

4. Resignations. Any officer may resign at any time, upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

5. Officers Holding More than One Office. Any officer may hold two or more offices the duties of which can be consistently performed by the same person.

6. The Chairman of the Board. As provided in Section 5 of Article II, the Chairman of the Board, if there is one, shall act as chairman at all meetings of the stockholders at which he is present, and, as provided in Section 9 of Article III, he shall preside at all meetings of the Board of Directors at which he is present. In the absence of the Chairman of the Board, his duties shall be performed and his authority may be exercised by the President, and, in the absence of the Chairman of the Board and the President, such duties shall be performed and such authority may be exercised by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

7. The President. The President shall be the chief executive officer of the Corporation. The President shall direct, coordinate and control the business of the Corporation and its activities and operating expenses and capital expenditures, and shall have general authority to exercise all the powers necessary for the chief executive officer of the Corporation, all in accordance with basic policies established by and subject to the control of the Board of Directors. The President shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation. The President shall implement the general directives, plans and policies formulated by the Board of Directors, and shall establish operating and administrative plans and policies and direct and coordinate the organizational components of the Corporation. As provided in Section 6 of this Article V, in the absence of the Chairman of the Board, the President shall perform all the duties and exercise the authority of the Chairman of the Board. In the absence of the President, the duties of the President shall be performed and the authority of the President may be exercised by the Chairman of the Board, if there is one. In the absence of the President and the Chairman of the Board, the duties of the President shall be performed and the authority of the President may be exercised by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

8. The Vice Chairmen of the Board. The several Vice Chairmen of the Board, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board or the President.

9. The Executive Vice Presidents. The several Executive Vice Presidents, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board or the President.

10. The Senior Vice Presidents. The several Senior Vice Presidents, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board, the President, any Vice Chairman of the Board or any Executive Vice President.

11. The Vice Presidents. The several Vice Presidents, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board, the President, any Vice Chairman of the Board or any Executive Vice President.

12. The Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof, and, as provided in Section 5 of Article II and Section 9 of Article III, shall keep minutes of all proceedings at meetings of the stockholders and of the Board of Directors at which the Secretary is present, as well as of all proceedings at all meetings of committees of the Board of Directors at which the

Secretary has served as secretary, and where some other person has served as secretary thereto, the Secretary shall maintain custody of the minutes of such proceedings. As provided in Section 2 of Article VII, the Secretary shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. The Secretary shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. The Secretary shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the Chairman of the Board, if any, or President shall perform his duties.

13. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors or any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors, shall, from time to time, direct or approve. Except as otherwise provided by the Board of Directors or in the plan of organization of the Corporation, the Treasurer shall keep a full and accurate account of all monies received and paid on account of the Corporation, shall render a statement of such accounts whenever the Board of Directors shall require, shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of the treasurer of a corporation. Whenever required by the Board of Directors, the Treasurer shall give bonds for the faithful discharge of the duties of the Treasurer in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the President shall perform his duties.

14. Additional Duties and Authority. In addition to the foregoing specifically enumerated duties and authority, the several officers of the Corporation shall perform such other duties and may exercise such further authority as the Board of Directors may, from time to time, determine, or as may be assigned to them by any superior officer.

15. Compensation. Except as fixed or controlled by the Board of Directors or otherwise, compensation of all officers and employees shall be fixed by the President or by other officers of the Corporation exercising authority granted to them by the President, or the Board of Directors, or a committee thereof, or exercising authority granted to them under the plan of organization of the Corporation.

ARTICLE VI

STOCK AND TRANSFER OF STOCK

1. Stock Certificates. The capital stock of the Corporation shall be represented by certificates signed by, or in the name of the Corporation, by the Chairman of the Board, the President or a Vice Chairman of the Board, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. If such stock certificate is countersigned by a Transfer Agent other than the Corporation or its employee or by a Registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile, engraved or printed. Such seal may be a facsimile, engraved or printed. In case any such officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if such officer, Transfer Agent or Registrar had not ceased to be such at the date of its issue. The certificates representing the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

2. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class or series of stock, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require and with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes.

3. Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that in each such case, the applicant for a substitute certificate shall furnish evidence to the Corporation, which it determines in its discretion is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by the Corporation.

4. Determination of Holders of Record for Certain Purposes. In order to determine the stockholders or other holders of securities entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or other securities or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, not more than sixty (60) days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock or securities may be exercised, and in such case only holders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer of any stock or other securities on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE VII

CORPORATE SEAL

1. Seal. The corporate seal shall have inscribed thereon the words “Corporate Seal” and the name of the corporation.

2. Affixing and Attesting. The seal of the Corporation shall be in the custody of the Secretary, who shall have the power to affix it to the proper corporate instruments and documents, and who shall attest it. In the absence of the Secretary, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer or by any other person or persons as may be designated by the Board of Directors.

ARTICLE VIII

MISCELLANEOUS

1. Fiscal Year. The fiscal year of the Corporation shall end on the last day of December in each year unless a different day is fixed by resolution of the Board of Directors.

2. Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

3. References. Whenever in these By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of these By-Laws. Whenever in these By-Laws reference is made to these By-Laws, such reference is to these By-Laws of the Corporation, as amended, and whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation, as amended, including all documents deemed by the General Corporation Law of the State of Delaware to constitute a part thereof.

ARTICLE IX

INDEMNIFICATION AND INSURANCE

1. Indemnification. (A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, employee or agent or in any other capacity while serving as a director or officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes pursuant to the Employment Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 3 of this Article IX, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article IX or otherwise.

2. Written Request for Indemnification. To obtain indemnification under this Article IX, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 2, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (a) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (b) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (c) by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors, in which event the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

3. Recovery of Unpaid Claims. If a claim under Section 1 of this Article IX is not paid in full by the Corporation within 30 days after a written claim pursuant to Section 2 of this Article IX has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

4. Binding Effect of Determination. If a determination shall have been made pursuant to Section 2 of this Article IX that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 3 of this Article IX.

5. Procedures and Presumptions Binding. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 3 of this Article IX that the procedures and presumptions of this Article IX are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article IX.

6. Rights Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article IX shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

7. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such employee or agent to which rights to indemnification have been granted as provided in Section 8 of this Article IX shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

8. Grant of Rights of Indemnification and Advance Payment of Expenses. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

9. Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any Section of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each portion of any Section of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

10. Defined Terms. For purposes of this Article IX:

(a) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(b) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or the claimant in any matter material to either such party, or (ii) any other party to the matter giving rise to a claim for indemnification. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article IX.

11. Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article IX shall be in writing and either delivered in person or sent by telecopy, telex, telegram or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE X

AMENDMENTS

The By-Laws may be altered, amended, or repealed at any Annual Meeting of Stockholders, or at any special meeting of holders of shares of stock entitled to vote thereon, provided that in the case of a special meeting notice of such proposed alteration, amendment or repeal be included in the notice of meeting, by a vote of the holders or a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote thereon, or (except as otherwise expressly provided in any By-Law adopted by the stockholders) by the Board of Directors at any valid meeting by affirmative vote of a majority of the whole Board of Directors.

A true and correct copy:

/s/ David J. Corcoran
Secretary